Exhibit 99.1
Contact: Roy L. Morrow (216) 383-4893
Roy_Morrow@lincolnelectric.com
LINCOLN ELECTRIC REPORTS
RECORD 2006 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS
•	Fourth Quarter sales increase 20% to $505.9 million
•	Fourth Quarter operating income increases 56%
•	Excluding non-recurring items, Fourth Quarter operating income increases 25%
•	Fourth Quarter net income increases 74% to $51.8 million
•	Excluding non-recurring items, Fourth Quarter adjusted net income increases 54% to $45.1 million
•	Diluted Earnings Per Share (EPS) for the quarter of $1.20 vs. 70 cents, up 71%
•	Excluding non-recurring items, Diluted Earnings Per Share (EPS) for the quarter of $1.04 vs. 69 cents, up 51%

•	2006 Full-Year sales increase 23% to a record $1.97 billion
•	2006 Full-Year operating income increases 56%
•	Excluding non-recurring items, 2006 Full-Year operating income increases 48%
•	Full-Year net income increases 43% to $175.0 million
•	Excluding non-recurring items, Full-Year adjusted net income increases 52% to $171.3 million
•	Diluted Earnings Per Share (EPS) for the year of $4.07 vs. $2.90, up 40%
•	Excluding non-recurring items, Diluted Earnings Per Share (EPS) for the year of $3.98 vs. $2.67, up 49%
     CLEVELAND, Ohio, U.S.A., February 22, 2007 — Lincoln Electric Holdings, Inc. (Nasdaq: LECO) today reported that 2006 fourth quarter net income increased 74% to $51.8 million, or $1.20 per diluted share, on sales of $505.9 million, an increase of 20%. Net income in the comparable period of 2005 was $29.8 million, or $0.70 per diluted share, on net sales of $420.4 million. Operating income for the 2006 fourth quarter increased 56% to $59.2 million from $38.0 million in the comparable 2005 period. Net income for the 2006 fourth quarter includes a non-recurring gain of $9.0 million ($7.2 million after-tax or $0.17 per diluted share) on the sale of the Company’s facility in Ireland, offset by a charge of $0.5 million ($0.5 million after-tax, or $0.01 per diluted share) related to European rationalization actions. The gain is reported as a reduction in selling, general and administrative expenses. Net income for the 2005 fourth quarter includes a non-recurring net favorable tax benefit of $2.7 million ($0.06 per diluted share) associated with the repatriation of foreign earnings and the resolution of prior years’ tax liabilities, offset by charges of $0.5 million ($0.5 million after-tax or $0.01 per diluted share) related to European rationalization actions and $1.9 million ($1.7 million after-tax or $0.04 per diluted share) related to a loss on the sale of a business. Excluding non-recurring items, adjusted net income increased 54% to $45.1 million, or $1.04 per diluted share in 2006 compared to $29.2 million or $0.69 per diluted share in 2005.
     “During the fourth quarter our global businesses continued to contribute strong sales and profit results,” said John M. Stropki, Chairman and Chief Executive Officer. “I am pleased with our continued progress in broadening our market position around the world including the integration of “Metrode” which was acquired
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Lincoln Electric Reports Record 2006 Fourth Quarter Financial Results -2-
during the fourth quarter. We look to maintain the momentum of our record 2006 performance into 2007 as our global footprint provides us a unique opportunity to serve the many growth markets within our industry segment.”
     Sales for the Company’s North American operations were $319.2 million in the quarter versus $282.4 million in the comparable quarter last year, an increase of 13%. Export sales in the quarter increased 49% to $41.6 million from $28.0 million in 2005.
     Sales at Lincoln subsidiaries outside North America increased to $186.7 million in the fourth quarter, compared with $138.0 million in the year ago quarter. In local currencies, international subsidiaries’ sales increased 22%.
     Net income for 2006 increased 43% to $175.0 million, or $4.07 per diluted share. This compares with net income of $122.3 million in 2005, or $2.90 per diluted share. Operating income for 2006 increased 56% to $233.0 million from $149.8 million in 2005. Net income for 2006 and 2005 includes non-recurring charges related to European rationalization actions of $3.5 million ($3.5 million after-tax, or $0.08 per diluted share) and $1.8 million ($1.3 million after-tax, or $0.03 per diluted share), respectively. Net income for 2006 also includes a non-recurring gain of $9.0 million ($7.2 million after-tax or $0.17 per diluted share) on the sale of the Company’s facility in Ireland. In addition, net income in 2005 includes net favorable tax benefits of $11.7 million ($0.28 per diluted share) related to a change in Ohio tax law, the resolution of prior years’ tax liabilities and the repatriation of foreign earnings, as well as, a gain of $1.4 million ($0.9 million after-tax, or $0.02 per diluted share) related to the settlement of legal disputes, offset by charges of $1.9 million ($1.7 million after tax or $0.04 per diluted share) related to a loss on sale of a business. Excluding non-recurring items, adjusted net income increased 52% to $171.3 million, or $3.98 per diluted share in 2006 compared to $112.8 million or $2.67 per diluted share in 2005.
     Sales in 2006 increased 23%, 20% excluding the 2005 acquisition of J.W. Harris, to $1.97 billion from $1.60 billion in the 2005 comparable period. The Company’s North American operations had sales of $1.31 billion in 2006, compared with $1.10 billion for the same period in 2005, an increase of 24%, 19% excluding the 2005 acquisition of J.W. Harris. Export sales increased 57% to $154.1 million, compared with $98.5 million in the comparable 2005 period. Lincoln operations outside of North America had sales of $666.4 million, a 22% increase over prior year sales of $545.1 million. In local currencies, sales for the Company’s non-U.S. operations increased 18%.
     Net cash provided by operating activities was $118.7 million for 2006, compared with $117.0 million in 2005. During 2006 the Company paid a total of $32.3 million in dividends. The Board of Directors declared a quarterly cash dividend of $0.22, which was paid on January 15, 2007 to holders of record as of December 31, 2006.
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Lincoln Electric Reports Record 2006 Fourth Quarter Financial Results -3-
     Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market. Headquartered in Cleveland, Ohio, Lincoln has 35 manufacturing locations, including operations, manufacturing alliances and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company’s Web site at http://www.lincolnelectric.com.
     The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. The factors include, but are not limited to: the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
     A conference call to discuss 2006 fourth quarter and year end financial results is scheduled for today, Thursday, February 22, 2007 at 11:00 a.m. EST. An audio webcast of the call is accessible through the Investor page on the Company’s Web site at http://www.lincolnelectric.com.
#2006-1030#

Lincoln Electric Holdings, Inc.
Financial Highlights
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,				Change
	2006	% of Sales	2005	% of Sales	$	%
Consolidated Statements of Income

Net Sales	$505,874	100.0%	$420,372	100.0%	$85,502	20.3%
Cost of Goods Sold	371,467	73.4%	306,878	73.0%	64,589	21.0%

Gross Profit	134,407	26.6%	113,494	27.0%	20,913	18.4%
SG&A Expenses	74,703	14.8%	75,017	17.9%	(314)	(0.4%)
Rationalization Charges	472	0.1%	511	0.1%	(39)	N/M

Operating Income	59,232	11.7%	37,966	9.0%	21,266	56.0%
Interest Income	1,675	0.3%	1,188	0.3%	487	41.0%
Equity Earnings in Affiliates	2,666	0.5%	73	0.0%	2,593	N/M
Other Income	854	0.2%	808	0.2%	46	5.7%
Interest Expense	(2,810)	(0.5%)	(1,965)	(0.4%)	(845)	(43.0%)

Income Before Income Taxes	61,617	12.2%	38,070	9.1%	23,547	61.9%
Income Taxes	9,832	2.0%	8,304	2.0%	1,528	18.4%

Net Income (1)	$51,785	10.2%	$29,766	7.1%	$22,019	74.0%

Reconciliation of Net Income as Reported to Adjusted Net Income Excluding Non-recurring Items:

	Three Months Ended December 31,		Change
	2006	2005	$	%
Net Income as Reported (1)	$51,785	$29,766	$22,019	74.0%
Non-recurring Items:
Gain on Sale of Ireland Facility (after-tax)	$(7,204)	$—	(7,204)	N/M
European Rationalization Charges (after-tax)	472	455	17	N/M
Tax Benefits Related to the Repatriation of Foreign Earnings and Resolution of Prior Years’ Tax Liabilities	—	(2,656)	2,656	N/M
Loss on Sale of Business	—	1,678	(1,678)	N/M

Adjusted Net Income Excluding Non-recurring Items (2)	$45,053	$29,243	$15,810	54.1%

Basic Earnings Per Share	$1.21	$0.71	$0.50	70.4%
Non-recurring Items (1)	(0.16)	(0.01)	(0.15)	N/M

Basic Earnings Per Share Excluding Non-recurring Items (2)	$1.05	$0.70	$0.35	50.0%

Diluted Earnings Per Share	$1.20	$0.70	$0.50	71.4%
Non-recurring Items (1)	(0.16)	(0.01)	(0.15)	N/M

Diluted Earnings Per Share Excluding Non-recurring Items (2)	$1.04	$0.69	$0.35	50.7%

Weighted Average Shares (Basic)	42,727	42,166
Weighted Average Shares (Diluted)	43,239	42,539
(1)	2006 net income includes non-recurring gains of $9,006 million ($7,204 million after-tax) on the sale of the Company’s facility in Ireland, offset by charges related to European rationalization actions of $472 ($472 after-tax). The non-recurring gain of $9,006 is reported as a reduction in selling, general & administrative expenses. 2005 net income includes non-recurring net favorable tax benefits of $2,656 related to the repatriation of foreign earnings and the resolution of prior years’ tax liabilities, offset by charges related to European rationalization actions of $511 ($455 after-tax) and $1,942 million ($1,678 after-tax) related to a loss on the sale of a business.

(2)	Adjusted net income excluding non-recurring items and basic and diluted earnings per share excluding non-recurring items, non-GAAP financial measures, are presented as management believes these financial measures are important to investors to evaluate and compare the Company’s financial performance from period to period. Management uses this information in assessing and evaluating the Company’s underlying operating performance.

Lincoln Electric Holdings, Inc.
Financial Highlights
(amounts in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31,				Change
	2006	% of Sales	2005	% of Sales	$	%
Consolidated Statements of Income

Net Sales	$1,971,915	100.0%	$1,601,190	100.0%	$370,725	23.2%
Cost of Goods Sold	1,419,638	72.0%	1,164,275	72.7%	255,363	21.9%

Gross Profit	552,277	28.0%	436,915	27.3%	115,362	26.4%
SG&A Expenses	315,829	16.0%	285,309	17.8%	30,520	10.7%
Rationalization Charges	3,478	0.2%	1,761	0.1%	1,717	97.5%

Operating Income	232,970	11.8%	149,845	9.4%	83,125	55.5%
Interest Income	5,876	0.3%	4,000	0.2%	1,876	46.9%
Equity Earnings in Affiliates	7,640	0.4%	3,312	0.2%	4,328	130.7%
Other Income	1,839	0.1%	4,689	0.3%	(2,850)	(60.8%)
Interest Expense	(10,153)	(0.5%)	(7,947)	(0.5%)	(2,206)	(27.8%)

Income Before Income Taxes	238,172	12.1%	153,899	9.6%	84,273	54.8%
Income Taxes	63,164	3.2%	31,593	2.0%	31,571	99.9%

Net Income (1)	$175,008	8.9%	$122,306	7.6%	$52,702	43.1%

Reconciliation of Net Income as Reported to Adjusted Net Income Excluding Non-recurring Items:

	Twelve Months Ended December 31,		Change
	2006	2005	$	%
Net Income as Reported (1)	$175,008	$122,306	$52,702	43.1%
Non-recurring Items:
European Rationalization Charges (after-tax)	3,478	1,303	2,175	N/M
Gain on Sale of Ireland Facility (after-tax)	(7,204)	—	(7,204)	N/M
Tax Benefits Related to a Change in Ohio Tax Law	—	(1,807)	1,807	N/M
Tax Benefits Related to the Resolution of Prior Years’ Tax Liabilities and Repatriation of Foreign Earnings	—	(9,857)	9,857	N/M
Gain from Settlement of Legal Disputes (after-tax)	—	(876)	876	N/M
Loss on Sale of Business	—	1,678	(1,678)	N/M

Adjusted Net Income Excluding Non-recurring Items (2)	$171,282	$112,747	$58,535	51.9%

Basic Earnings Per Share	$4.11	$2.93	$1.18	40.3%
Non-recurring Items (1)	(0.09)	(0.23)	0.14	N/M

Basic Earnings Per Share Excluding Non-recurring Items (2)	$4.02	$2.70	$1.32	48.9%

Diluted Earnings Per Share	$4.07	$2.90	$1.17	40.3%
Non-recurring Items (1)	(0.09)	(0.23)	0.14	N/M

Diluted Earnings Per Share Excluding Non-recurring Items (2)	$3.98	$2.67	$1.31	49.1%

Weighted Average Shares (Basic)	42,532	41,813
Weighted Average Shares (Diluted)	43,032	42,230
(1)	2006 net income includes non-recurring gains of $9,006 million ($7,204 million after-tax) on the sale of the Company’s facility in Ireland, offset by charges related to European rationalization actions of $3,478 ($3,478 after-tax). The non-recurring gain of $9,006 is reported as a reduction in selling, general & administrative expenses. 2005 net income includes non-recurring net favorable tax benefits of $1,807 related to a change in Ohio tax law and $9,857 related to the resolution of prior years’ tax liabilities and the repatriation of foreign earnings, and a gain of $1,418 ($876 after-tax) related to the favorable settlement of legal disputes, offset by charges related to European rationalization actions of $1,761 ($1,303 after-tax) and $1,942 million ($1,678 after-tax) related to a loss on the sale of a business.
(2)	Adjusted net income excluding non-recurring items and basic and diluted earnings per share excluding non-recurring items, non-GAAP financial measures, are presented as management believes these financial measures are important to investors to evaluate and compare the Company’s financial performance from period to period. Management uses this information in assessing and evaluating the Company’s underlying operating performance.

Lincoln Electric Holdings, Inc.
Financial Highlights
(amounts in thousands, except per share data)
(Unaudited)
Balance Sheet Highlights

Selected Consolidated Balance Sheet Data

	December 31,	December 31,
	2006	2005
Cash and Cash Equivalents	$120,212	$108,007
Total Current Assets	829,410	676,634
Net Property, Plant and Equipment	389,518	340,533
Total Assets	1,394,579	1,161,161

Total Current Liabilities	338,288	293,642
Short-Term Debt	47,134	8,163
Long-Term Debt	113,965	157,853
Total Shareholders’ Equity	852,976	652,294
Net Operating Working Capital

	December 31,	December 31,
	2006	2005
Trade Accounts Receivable	$298,993	$242,093

Inventory	351,144	275,745

Trade Accounts Payable	142,264	121,917

Net Operating Working Capital	$507,873	$395,921

Net Operating Working Capital % to Net Sales (prior 4 quarters)	25.8%	24.7%

Invested Capital

	December 31,	December 31,
	2006	2005
Short-Term Debt	$47,134	$8,163
Long-Term Debt	113,965	157,853

Total Debt	161,099	166,016
Equity	852,976	652,294

Total	$1,014,075	$818,310

Total Debt/Capitalization	15.9%	20.3%
Return on Invested Capital	19.9%	17.7%

Lincoln Electric Holdings, Inc.
Financial Highlights
(amounts in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31,
	2006	2005
Consolidated Statements of Cash Flows

Operating Activities:
Net Income	$175,008	$122,306

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Rationalization Charges	3,478	1,761
Depreciation and Amortization	47,825	43,982
Equity Earnings of Affiliates, net	(5,728)	(3,312)
Other Non-Cash Items, net	(957)	1,508
Changes in Operating Assets and Liabilities:
Increase in Accounts Receivable	(39,719)	(17,274)
Increase in Inventories	(57,299)	(32,133)
Increase in Accounts Payable	12,914	14,141
Contributions to Pension Plans	(20,503)	(34,330)
Increase in Accrued Pensions	16,248	19,547
Net change in Other Current Assets and Liabilities	(11,593)	6,573
Net change in Other Long-Term Assets and Liabilities	(994)	(5,745)

Net Cash Provided by Operating Activities	118,680	117,024

Investing Activities:
Capital Expenditures	(76,002)	(50,415)
Acquisitions of Businesses, Net of Cash Acquired	(25,504)	(78,174)
Proceeds from Sales of Fixed Assets	11,791	3,675
Sales of Marketable Securities, net	—	55,441

Net Cash Used by Investing Activities	(89,715)	(69,473)

Financing Activities:
Net Change in Borrowings	(4,189)	(10,382)
Proceeds from Exercise of Stock Options	13,618	21,230
Tax Benefit from the Exercise of Stock Options	5,243	—
Purchase of Shares for Treasury	(126)	(12,803)
Cash Dividends Paid to Shareholders	(32,275)	(30,037)

Net Cash Used by Financing Activities	(17,729)	(31,992)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	969	(371)

Increase in Cash and Cash Equivalents	12,205	15,188
Cash and Cash Equivalents at Beginning of Year	108,007	92,819

Cash and Cash Equivalents at End of Period	$120,212	$108,007

Cash Dividends Paid Per Share	$0.76	$0.72